Exhibit (21)

		  (21)    SUBSIDIARIES OF THE REGISTRANT

						       STATE OF
NAME                                                INCORPORATION
----                                                --------------

The Annapolis Banking and Trust Company                 Maryland
Baltimore Trust Company                                 Delaware
Bank of Southern Maryland                               Maryland
Calvert Bank and Trust Company                          Maryland
The Chestertown Bank of Maryland                        Maryland
The Citizens National Bank                            United States
County Banking & Trust Company                          Maryland
The Eastville Bank                                      Virginia
Farmers & Merchants Bank - Eastern Shore                Virginia
The Fidelity Bank                                       Maryland
The First National Bank of St. Mary's                 United States
The Forest Hill State Bank                              Maryland
Fredericktown Bank & Trust Company                      Maryland
MBC Agency, Inc.                                        Maryland
  Mercantile Life Insurance Company                     Arizona
MBC Realty, Inc.                                        Maryland
Mercantile Mortgage Corporation                         Maryland
  Benchmark Appraisal Group, Inc.                       Maryland
Mercantile-Safe Deposit and Trust Company               Maryland
  Hopkins Plaza Agency, Inc.                            Maryland
  MBC Leasing, Inc.                                     Maryland
The National Bank of Fredericksburg                   United States
Peninsula Bank                                          Maryland
The Peoples Bank of Maryland                            Maryland
Potomac Valley Bank                                     Maryland
The Sparks State Bank                                   Maryland
St. Michaels Bank                                       Maryland
Westminster Bank and Trust Company of
  Carroll County                                        Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.